Exhibit 1

AGREEMENT

     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Inamed Corporation.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     EXECUTED this 13th day of February, 2003.

BOSTON PARTNERS ASSET MANAGEMENT, L.P.

By:	BPAM (GP), LLC, the Class A General Partner

	By:	BPAM Holding Company, its sole member

		By:	/s/ Mary Ann Iudice
William J. Kelly
Treasurer and Secretary
			By:	Mary Ann Iudice
Attorney-in-Fact*

BPAM (GP), LLC

By:	BPAM Holding Company, its sole member

	By:	/s/ Mary Ann Iudice
William J. Kelly
Treasurer and Secretary
		By:	Mary Ann Iudice
Attorney-in-Fact*

BPAM Holding Company

By:	/s/ Mary Ann Iudice
William J. Kelly
Treasurer and Secretary
	By:	Mary Ann Iudice
Attorney-in-Fact*

/s/ Mary Ann Iudice

Desmond John Heathwood
By:	Mary Ann Iudice
Attorney-in-Fact**

*     Signed pursuant to a Power of Attorney executed by William J. Kelly, a copy of which is filed herewith as Exhibit 24.2.

**     Signed pursuant to a Power of Attorney executed by Desmond John Heathwood, a copy of which is filed herewith as Exhibit 24.1.